                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 1, 2002


                          KONOVER PROPERTY TRUST, INC.
             (Exact name of registrant as specified in its charter)

                  Maryland                            1-11998                           56-1819372
      (State or other jurisdiction of        (Commission File Number)      (I.R.S. Employer Identification No.)
       incorporation or organization)

          3434 Kildaire Farm Road
                 Suite 200
          Raleigh, North Carolina                 (919) 372-3000                          27606
  (Address of principal executive offices)    (Registrant's telephone                   (Zip Code)
                                             number, including area code)

                                    No Change

          (Former name or former address, if changed since last report)

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Item 4. Changes in Registrant's Certifying Accountant

       The Board of Directors of Konover Property Trust, Inc. (the "Company") has approved the recommendation by the Company's Audit Committee to engage PricewaterhouseCoopers LLP as the Company's independent public accountants for the year ending December 31, 2002, to replace Arthur Andersen LLP. Arthur Andersen LLP was notified on July 30, 2002 that the Company was changing independent public accountants.

       The audit reports of Arthur Andersen LLP on the consolidated financial statements of the Company for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

       In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2001, as well as during the period from January 1, 2002 through July 30, 2002, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP would have caused Arthur Andersen LLP to make reference to the matter in their report. The Company has requested Arthur Andersen LLP to furnish it with a letter to the Securities and Exchange Commission stating whether it agrees with the above statements. Arthur Andersen LLP has informed the Company that it is no longer responding to requests for such a letter.

       During the last two fiscal years and the interim period preceding July 30, 2002, the Company did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Regulation S-K Item 304(a)(2)(i) and
(ii).

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                          KONOVER PROPERTY TRUST, INC.
                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       KONOVER PROPERTY TRUST, INC.
                                       (Registrant)

                                       Dated:  August 1, 2002


                                       By:     /s/ Daniel J. Kelly
                                               ------------------------------

                                       Name:   Daniel J. Kelly
                                       Title:  Executive Vice President,
                                               Chief Financial Officer